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                                                                 EXHIBIT 10.1
                                                      [COMPOSITE CONFORMED COPY]




                        STANDSTILL AND REGISTRATION RIGHTS AGREEMENT dated as of
                 July 18, 1991, between THE EQUITABLE COMPANIES INCORPORATED, a Delaware corporation (the "Company"), THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York mutual life insurance company ("Equitable"), and AXA, a corporation organized under the laws of France (the "Investor"), as amended by AMENDMENT NO. 1 dated as of November 27, 1991 and AMENDMENT NO. 2 dated as of March 5, 1992.


                                   WITNESSETH:

            WHEREAS Equitable is currently preparing a plan of reorganization under Section 7312 of the New York Insurance Law providing for, among other things, the conversion of Equitable from a mutual life insurance company into a stock life insurance company;

            WHEREAS Equitable, the Company and the Investor are parties to the Investment Agreement dated as of July 18, 1991 (the "Investment Agreement");

            WHEREAS the Investor, directly or indirectly through one or more of its Subsidiaries, will, after the Second Closing, own a substantial amount of the common stock, par value $.O1 per share, of the Company ("Common Stock");

            WHEREAS the Company will, after the Second Closing, own all the outstanding shares of capital stock of Equitable, which will then be a New York stock life insurance company;

            WHEREAS the parties desire to set forth certain agreements with respect to (i) the Investor's representation on the boards of directors of Equitable and of the Company, as well as on certain other policy-making bodies of Equitable, the Company and certain of their Subsidiaries, and (ii) the Company's representation on the

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boards of directors of the Investor and one of its Subsidiaries; and

            WHEREAS the Investor and the Company desire to set forth certain agreements with respect to the Investor's ownership of Voting Securities (as defined below) after the Second Closing and the Company wishes to grant to the Investor certain rights relating to the registration of Voting Securities after the Second Closing and the parties accordingly desire that Articles II, III, IV and V of this Agreement become effective only after the Second Closing, as provided in Section 7.13;


            NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1.  CERTAIN DEFINITIONS.  For purposes of this
Agreement;

            "beneficial ownership" has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act; and "beneficially own" shall have the correlative meaning.

            "Convertible Securities" means the Convertible Preferred Stock (and any convertible debentures exchanged therefor) and other securities convertible into or exchangeable for Voting Securities or any options, warrants or other rights exercisable to acquire Voting Securities.

            "group" has the meaning ascribed to such term in Rule 13d-5(b) under the Exchange Act.

            "Investor Related Parties" means, collectively, (i) all Subsidiaries of the Investor, (ii) Axa Assurances I.A.R.D. Mutuelle, Axa Assurances Vie Mutuelle, La Mutuelle Generale Assurances Risques Divers, Uni Europe Assurance Mutuelle, Alpha Assurances Vie Mutuelle, La Nouvelle Mutuelle Assurance, FINAXA, Midi Participations, A.N.F., and their respective Subsidiaries (other than the Investor), (iii) any other person of which the Investor is or becomes a Subsidiary

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      and (iv) each person of which voting securities or other ownership interests representing 25% or more of the ordinary voting power are owned by the Investor or one or more Subsidiaries of the Investor or a combination thereof, which person is not a Subsidiary of the Investor but is actually controlled by the Investor.

           "person" has the meaning ascribed to such term in the Investment Agreement.

           "Standstill Amount" means the lesser of (a) 49% and (b) the greater of (i) 40.71% and (ii) the percentage equal to the sum of 5% plus the percentage of the Total Voting Power represented by the aggregate Voting Power of the shares of Common Stock acquired by the Investor and its Subsidiaries pursuant to Section 1.2 of the Investment Agreement (including without limitation paragraph (c)(ii) thereof); PROVIDED, that Total Voting Power, and the Voting Power of shares of Common Stock acquired by the investor and its Subsidiaries, shall initially be determined immediately after giving effect to the issuance of shares pursuant to the Plan and to the Second Closing (and the closing of the exchange of Other Debt Securities for shares) and the closing with the underwriters in the IPO, shall be recalculated immediately after giving effect to the Adjustment (and any similar adjustment involving the holders of the Other Debt Securities) made on the Adjustment Date, and shall be further recalculated immediately after giving effect to any exercise of the Warrants, in each case on the basis of all then outstanding Voting Securities other than any shares of Common Stock issued in the IPO pursuant to clause (z) of Section 4.11(b) of the Investment Agreement; and PROVIDED FURTHER, that to the extent any Holder has exercised Warrants, such Holder shall be deemed to have acquired the shares of Common Stock then issuable to such Holder by reason of such exercise, and the shares so issuable shall be deemed outstanding; and PROVIDED FURTHER that if such Holder does not acquire the Warrant Shares issuable upon such exercise within the six-month period referred to in Section 1.2(c)(ii) of the Investment Agreement, such Holder shall thereafter be deemed not to have exercised such Warrants.

            "Standstill Period" means the period commencing on the date of this Agreement and ending on the Termination Date.


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            "Subsidiary" has the meaning ascribed to such term in the Investment
      Agreement, except that in no event shall the Company or any of its Subsidiaries be considered a Subsidiary of the Investor or any of its Affiliates.

           "Termination Date" has the meaning ascribed to such term in
      Section 7.1.

           "Total Voting Power" means, at any time, the total number of votes that may be cast in the election of directors of the Company at any meeting of the holders of Voting Securities held at such time for such purpose, without regard to any voting limitation on any Voting Securities imposed by
     Section 7312(v) of the New York Insurance Law, if all then outstanding voting Securities were present and voted at such meeting.

           "Voting Power" means, as to any Voting Security at any time, the number of votes such Voting Security is entitled to cast for directors of the Company at any meeting of the holders of Voting Securities held at such time for such purpose, without regard to any voting limitation on any Voting Securities imposed by Section 7312(v) of the New York Insurance Law.

           "Voting Securities" means the Common Stock and any other securities issued by the Company having the power to vote in the election of directors of the Company, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency, but excluding the Convertible Preferred Stock and the Other Preferred Stock and any preferred stock issued by the Company having only such rights to elect up to two directors as are required by the rules of (i) The New York Stock Exchange, Inc. (whether or not such preferred stock is listed for trading thereon) or (ii) if such preferred stock is listed for trading only on one or more other stock exchanges, the principal stock exchange on which such preferred stock is listed; PROVIDED, HOWEVER, that for purposes of Section 3.2, Section 3.3 and Article V only, the term "Voting Securities" shall include the Convertible Preferred Stock (and any convertible debentures exchanged therefor) and, for purposes of Article V only, shall also include the Other Preferred Stock (it being understood that for purposes of Section


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      3.2 only, Total Voting Power and Voting Power shall be determined as though all Convertible Preferred Stock (and any convertible debentures exchanged therefor), whether or not in the money, had been converted or exchanged, in accordance with their terms, into or for Voting Securities immediately prior to the time of determination).

            SECTION 1.2. OTHER DEFINITIONS. Capitalized terms used herein but not defined herein shall have the respective meanings specified for such terms in the Investment Agreement.

                                   ARTICLE II

                RESTRICTIONS ON ACQUISITION OF VOTING SECURITIES

            SECTION 2.1. RESTRICTIONS ON ACQUISITION OF VOTING SECURITIES. (a) During the Standstill Period, except as permitted by Section 2.2(a), the Investor will not, and will cause the Investor Related Parties not to, directly or indirectly, acquire any Voting Securities, without the prior consent of the Company, unless, immediately after such acquisition, the percentage of the Total Voting Power represented by the aggregate Voting Power of all Voting Securities then owned, directly or indirectly, by the Investor and the Investor Related Parties would be less than or equal to the Standstill Amount; PROVIDED, HOWEVER, that, for purposes of this Agreement, the direct or indirect acquisition pursuant to Section 1.2(c) of the Investment Agreement or Section 2.3 of this Agreement of any Convertible Securities or, thereafter, the direct or indirect ownership thereof by the Investor or one of the Investor Related Parties shall not be deemed to constitute the direct or indirect acquisition or ownership of any Voting Securities unless and until such Convertible Securities are converted into or exchanged or exercised for Voting Securities, except that to the extent any Holder has exercised Warrants, such Holder shall be deemed, for purposes of this Agreement (including the definition of Standstill Amount), to own the shares of Common Stock then issuable to such Holder by reason of such exercise, and the shares so issuable shall be deemed outstanding: and PROVIDED that if such Holder does not acquire the Warrant Shares issuable upon such exercise within the six-month period referred to in Section 1.2(c)(ii) of the Investment Agreement, such Holder shall thereafter be deemed not to have exercised such Warrants.


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             (b) During the Standstill Period, except as permitted by Section
 2.2 or 3.2, the investor will not, and will cause the Investor Related Parties not to, participate in making or financing any tender or exchange offer with respect to any Voting Securities, any proposal or offer for a merger, consolidation or other business combination involving the Company or any Significant Subsidiary or any proposal or offer to acquire all or any substantial part of the assets of the Company or any Significant Subsidiary, without the prior consent of the Company.

            SECTION 2.2. PERMITTED ACQUISITIONS OF VOTING SECURITIES. (a) Notwithstanding the provisions of Section 2.1, the Investor or any of the Investor Related Parties may directly or indirectly acquire Voting Securities (in the open market, in a privately negotiated transaction, by tender or exchange offer or otherwise) without regard to the Standstill Amount:

            (i) as otherwise contemplated by Section 2.3 or 3.2(iii);

           (ii) if any person or group, other than the Company or any of its Subsidiaries or the Investor or any of its Affiliates, either publicly or in a communication to the Company or to its Board of Directors, makes (x) a tender or exchange offer or other bona fide offer to acquire directly or indirectly voting securities under circumstances such that, immediately after such acquisition, such person or group would beneficially own Voting Securities with aggregate Voting Power representing 10% or more of the Total Voting Power, or (y) a formal proposal or offer for a merger, consolidation or other business combination directly or indirectly involving the Company, Equitable or any other Significant Subsidiary or a formal proposal or offer to acquire directly or indirectly all or substantially all the assets of the Company, of Equitable or of any other Significant Subsidiary (any proposal or offer referred to in this clause
      (y) being herein called a "Business Combination Proposal"), which Business Combination Proposal is either (A) not withdrawn or terminated or rejected by the Board of Directors of the Company within 30 days after such Business Combination Proposal is made or (B) accepted by the Board of Directors of the Company; PROVIDED that the restrictions set forth in
      Section 2.1 shall again


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      be applicable in accordance with their terms upon the withdrawal or termination of such offer or proposal of such person or group or, in the case of any Business Combination Proposal, the withdrawal or termination thereof or the rejection thereof by the Board of Directors of the Company, except to the extent the Investor or one of the Investor Related Parties is legally obligated (whether or not such obligations depend upon satisfaction or waivers of conditions precedent) to complete an acquisition of Voting Securities pursuant to a tender or exchange offer commenced or an agreement entered into prior to such withdrawal or termination or rejection (in such case, the Investor or such Investor Related Party, as the case may be, being "Legally Obligated"); PROVIDED FURTHER that it is understood and agreed that the filing by any such person or group of a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or of a statement regarding the acquisition of control of or merger with a domestic insurer, or an equivalent document, under any state insurance law or regulation or of any proxy solicitation materials under the Exchange Act, in any such case with respect to any such acquisition, merger, consolidation or other business combination, shall be deemed to be an offer or proposal for purposes of this clause (ii) and for purposes of Sections 2.2(b), 2.4 and 4.1(a)(iii); PROVIDED FURTHER that the restrictions set forth in Section
      2.1 shall again be applicable in accordance with their terms upon the withdrawal of such filing or the public announcement by such person or group of its termination or withdrawal of such offer or proposal, except to the extent the Investor or one of the Investor Related Parties is Legally Obligated;

         (iii) if such Voting Securities are acquired for a price (determined without regard to brokerage commissions or other expenses) that is less than, in the case of Common Stock, an amount per share equal to the Exchange Price and, in the case of other Voting Securities, an equivalent amount per share or other trading unit (adjusted proportionately for any differences between the Voting Power of one share or other trading unit of such Voting Securities and the Voting Power of one share of Common Stock), and in either case so long as, immediately after such acquisition, the percentage of the Total Voting Power represented by the aggregate Voting Power of all Voting


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      Securities then owned by the Investor and the Investor Related Parties would be less than or equal to 49%;

           (iv) directly from the Company (pursuant to any stock dividend or other distribution, by purchase or otherwise); or

            (v) (A) in the case of any Investor Related Party that is engaged in financial services activities (other than insurance), acquisitions for third parties in the ordinary course of business of such activities, so long as such Investor Related Party does not have voting discretion over such Voting Securities and (B) in the case of any employee benefit or other plan administered by any Investor Related Party in the ordinary course of its business, if the determination to acquire Voting Securities is made by independent trustees.

            (b) Notwithstanding the provisions of Section 2.1, at any time after the making of any offer or proposal of the type referred to in Section 2.2(a)(ii) the Investor or any of the Investor Related Parties may participate in making or financing any tender or exchange offer with respect to any Voting Securities or any proposal or offer of the type referred to in Section 2.1(b), without the prior consent of the Company; PROVIDED that the restrictions set forth in Section 2.1 shall again be applicable upon the withdrawal or termination or rejection of such offer or proposal as contemplated in Section 2.2(a)(ii), except to the extent the Investor or one of the Investor Related Parties is legally obligated (whether or not such obligations depend upon satisfaction or waivers of conditions precedent) to complete any such transaction pursuant to a tender or exchange offer commenced or an agreement entered into prior to such withdrawal or termination or rejection.

            SECTION 2.3. PROPORTIONAL PURCHASE RIGHTS. If from time to time the percentage of the Total Voting Power represented by the Voting Power of all Voting Securities then owned, directly or indirectly, by the Investor and the Investor Related Parties would be reduced as a result of any issuance of Voting Securities by the Company or could be reduced as a result of any issuance of Convertible Securities by the Company (in either case, whether for cash, property or otherwise), the Company shall so notify the Investor in writing not less than 30 Business Days prior to the proposed date of any such issuance and shall


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offer to sell to the Investor or to any Investor Related Party designated by the
Investor, and, if such offer is accepted in writing by (x) if such issuance is made pursuant to an underwriting or private placement purchase agreement, the second Business Day prior to the date of execution of any such agreement (it being understood that the Company will give the Investor at least four Business Day's prior notice of such date of execution) or (y) if such issuance is not made pursuant to such an agreement, the fifth Business Day prior to the proposed date of such issuance, the Company shall sell to the Investor or such Investor Related Party, as the case may be, that portion of the Voting Securities or Convertible Securities to be issued which would result in the percentage of the Total Voting Power immediately after such issuance represented by the aggregate Voting Power of all Voting Securities then owned, directly or indirectly, by the Investor and the Investor Related Parties equalling the percentage in effect immediately prior to such issuance (assuming, in the case of Convertible Securities, the conversion, exchange or exercise at such time of all Convertible Securities to be issued in such issuance), or any lesser portion of the Voting Securities or Convertible Securities to be issued in such issuance as may be designated by the Investor, in either case at a price per share or other trading unit of such Voting Securities or Convertible Securities, as the case may be, equal to the price per share or other trading unit of such Voting Securities or Convertible Securities, as the case may be, to be received by the Company in such issuance, less any underwriting discounts and commissions, and otherwise on the same terms as may be applicable to such issuance, except as set forth in the next sentence; PROVIDED, HOWEVER, that this Section 2.3 shall not be applicable to (i) any issuance of Common Stock or Convertible Securities in exchange for Other Debt Securities as contemplated by Section 4.11(a) of the Investment Agreement or of Common Stock in the IPO as permitted by Section 4.11(b) of the Investment Agreement (other than clause (z) thereof) or of Voting Securities upon the conversion, exchange or exercise of Convertible Securities which the Company previously issued in accordance with this Section 2.3 (including clause
(ii) below) or (ii) any issuance of Convertible Securities to directors, officers, insurance agents or employees of the Company or any of its Subsidiaries pursuant to any employee benefit plan established with the prior consent of the Investor or (iii) any issuance of Common Stock upon the conversion of Convertible Preferred Stock or of any


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convertible debentures exchanged for such Convertible Preferred Stock. The
Investor or any such Investor Related Party designated by the Investor may pay for any Voting Securities or Convertible Securities purchased by it pursuant to this Section 2.3 in whole or in part by surrendering shares of Other Preferred Stock to the Holding Company, which shares will be valued for such purpose at $100 per share plus all accrued and unpaid dividends thereon to the date of surrender.

            SECTION 2.4. NOTICE. The Company shall promptly advise the Investor orally and in writing of the making of any offer or proposal of the type referred to in Section 2.2(a)(ii) or of any written notice or other information received by the Company that indicates that any person or group has acquired or plans to acquire beneficial ownership of Voting Securities with aggregate Voting Power representing 5% or more of the Total Voting Power, and in each such case the identity of the person or group involved. The Company will keep the Investor fully informed of the status and details of any such offer, proposal, acquisition or planned acquisition.


                                   ARTICLE III

                 RESTRICTIONS ON TRANSFERS OF VOTING SECURITIES

            SECTION 3.1. RESTRICTIONS ON TRANSFERS. During the Standstill Period, except as permitted by Section 3.2, the Investor will not, and will cause the Investor Related Parties not to, directly or indirectly, sell or otherwise transfer any Voting Securities or Convertible Preferred Stock (or any convertible debentures exchanged therefor) owned by the Investor or any of the Investor Related Parties, without the prior consent of the Company. All Convertible Securities (other than Convertible Preferred Stock (or any convertible debentures exchanged therefor)) and all other securities of the Company owned by the Investor or any of the Investor Related Parties may be sold or otherwise transferred at any time without restriction under this Agreement, subject to applicable law.

            SECTION 3.2. PERMITTED TRANSFERS. Notwithstanding the provisions of
Section 3.1, the Investor or any of the Investor Related Parties may sell or otherwise transfer all or any portion of the Voting Securities owned by it as follows (each of which exceptions


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shall be separate and not reduce the scope or availability of any other exception):

            (i) pursuant to a public offering, private placement or any other transaction in which, to the Investor's knowledge and, in the case of any public offering, the knowledge of any managing underwriter involved in such public offering, no person or group that acquires such Voting Securities would immediately thereafter beneficially own Voting Securities with aggregate Voting Power representing 5% or more of the Total Voting Power;

            (ii) as permitted by Rule 144 under the Securities Act;

            (iii) to or among Affiliates of the Investor or back to the Investor; PROVIDED that prior to the first sale or other transfer to any such Affiliate that is not an Investor Related Party, such Affiliate agrees in writing to be bound by this Agreement as if it were the Investor, in which case such Affiliate shall have benefits identical to those accruing to the Investor under this Agreement, including without limitation those set forth in Article V (provided that the aggregate number of Free Registrations (as defined in Section 5.3(a)) otherwise required to be provided by the Company hereunder shall not be increased and that such Affiliate shall not have any rights under Article VI);

            (iv) subject only to the Company's right of first offer pursuant to
      Section 3.3, to any person or group;

            (v) to the Company or any of its Subsidiaries or any other person or group approved by the Company;

            (vi) pursuant to a tender or exchange offer made by any person or group to all holders of any class or series of a class of Voting Securities which is not opposed by the Board of Directors of the Company in the Schedule 14D-9 (or, if such Schedule 14D-9 has been amended, in the latest amendment thereto) filed by the company in response to such offer;


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            (vii) pursuant to a tender or exchange offer made to all holders of any class or series of a class of Voting Securities which offer is (x) for an amount of Voting Securities which, together with all other Voting Securities then owned, directly or indirectly, by the person or group making such offer and their respective Affiliates, has an aggregate Voting Power equal to or greater than the aggregate Voting Power of all Voting Securities then owned, directly or indirectly, by the Investor and the Investor Related Parties and (y) opposed by the Board of Directors of the Company in the Schedule 14D-9 (or, if such Schedule 14D-9 has been amended, in the latest amendment thereto) filed by the Company in response to such offer; PROVIDED that the Investor will not, and will cause the Investor Related Parties not to, tender any Voting Securities prior to the then scheduled expiration date of such offer and then only if the Company or its designee has not theretofore purchased all Voting Securities of such class or series proposed to be tendered by the Investor and the Investor Related Parties at a price per share or other trading unit in cash not less than the price per share or other trading unit to be paid in such offer (or, in the case of any offered consideration other than cash, the Fair Market Value (as defined in Section 3.3(b)) thereof) (it being understood that if the Company gives the Investor notice under Section 7.6 that the Company or such designee offers to purchase all such Voting Securities at such a price under the circumstances contemplated by this clause (vii), the Investor and the Investor Related Parties shall be obligated either to sell such Voting Securities to the Company or such designee pursuant to such offer of the Company or such designee or to refrain from tendering such voting securities pursuant to such tender or exchange offer). If, following the purchase of such Voting Securities by the Company or such designee, the actual price per share or other trading unit paid in such offer or in any competing offer (or, in the case of any consideration paid other than cash, the Fair Market Value thereof) is greater than the amount per share or other trading unit paid by the Company or such designee, the Company shall, or shall cause such designee to, promptly pay to the investor or the appropriate Investor Related Party in cash the difference between the aggregate amount the Investor or such Investor Related Party would have received if


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      it had tendered such Voting Securities into such offer or competing offer and the aggregate amount paid by the Company or such designee for such Voting Securities. If the consideration so paid for any Voting Securities consists of both cash and noncash consideration, then the amount per share or other trading unit to be paid by the Company or such designee pursuant to this clause (vii) shall be determined by aggregating such cash consideration and the Fair Market Value of such noncash consideration so paid; and

            (viii) in the case of any Investor Related Party that is engaged in financial services activities (other than insurance), or in the case of any employee benefit or other plan administered by any Investor Related Party, in the ordinary course of its business.

            SECTION 3.3. COMPANY'S RIGHT OF FIRST OFFER. Prior to any sale or other transfer of Voting Securities during the Standstill Period otherwise permitted only by Section 3.2(iv), the Investor will give the Company or its designee the opportunity to purchase such Voting Securities in the following manner:

            (a) The Investor shall give notice (the "Transfer Notice") to the Company in writing of its or one of the Investor Related Parties' intention to effect such a sale or transfer, specifying the proposed manner of sale or transfer, the amount and type of Voting Securities proposed to be sold or transferred, the proposed minimum price per share or other trading unit thereof (which price may be a price determined by application of a formula) (the "Transfer Price") and the other material terms upon which such sale or transfer is proposed to be made.

            (b) The Company shall have the right, exercisable by notice (the "Acceptance Notice") given by the Company to the Investor within 120 days after receipt of a Transfer Notice (such 120 days being herein called the "Acceptance Period"), to agree to purchase or cause its designee to purchase all (but not less than all) the Voting Securities specified in such Transfer Notice, for cash at a price per share equal to the Transfer Price and on the other terms specified in such Transfer Notice; PROVIDED, HOWEVER, that if, prior to its receipt of the Acceptance Notice, the Investor gives notice to the Company that the sale or transfer proposed in such Transfer Notice has been aban-


                                       13
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doned, then the Company shall not have the right to agree to so purchase or cause its designee to purchase such Voting Securities; PROVIDED FURTHER that if from time to time the Investor shall give notice to the Company that the Investor is reducing the Transfer Price, (X) the Transfer Price shall be deemed to be reduced to the price specified in such notice and (y) the Acceptance Period shall be deemed to end on the later of (i) the date that is 45 days from the date such notice is given and (ii) the last day of the Acceptance Period (prior to giving effect to this clause (y)); PROVIDED FURTHER that if the Investor or such Investor Related Party proposes to sell Voting Securities pursuant to a third-party offer consisting in whole or in part of consideration other than cash, and the Company exercises its right of first offer, the Company shall pay or cause such designee to pay to the Investor or such Investor Related Party, as the case may be, in lieu of such noncash consideration, an amount in cash equal to the then Fair Market Value thereof. For this purpose, the Company and the Investor shall use their best efforts to cause any determination of the Fair Market Value of any noncash consideration included in the Transfer Price to be made promptly after the date of delivery of any Transfer Notice. The fees and reimbursable expenses of any person or persons making the foregoing determinations shall be paid in equal portions by the Company and the Investor. "Fair Market Value" of any noncash consideration means the fair market value of such noncash consideration as jointly determined by the Investor and the Company or, in the event the Investor and the Company are unable to agree, as determined by a mutually acceptable internationally recognized investment banking or other advisory firm, which determination shall be final and binding on the parties hereto.

            (c) If the Company exercises its right of first offer hereunder, the closing of the purchase of the Voting Securities with respect to which such right has been exercised shall take place on a Business Day not later than the tenth Business Day after the Company gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations and stock exchange listing requirements. Upon exercise by the Company of the right of first offer under this Section 3.3, the Company and the Investor or such Investor Related Party, as the case may be, shall be legally obligated to consummate (or, in the case of the Company, to cause its designee to consummate) the purchase contemplated thereby


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and shall use their best efforts to secure (or, in the case of the Company, to cause its designee to secure) any approvals required and to comply (or, in the case of the Company, to cause its designee to comply) with all applicable laws and regulations and stock exchange listing requirements in connection therewith as soon as practicable. If, for any reason, a designee of the Company does not consummate the purchase contemplated thereby within 90 days after the Company gives notice of the exercise of its right of first offer hereunder, the Company shall consummate such purchase within 10 Business Days thereafter.

            (d) If the Company does not exercise its right of first offer hereunder within the time specified for such exercise, the Investor or such Investor Related Party, as the case may be, shall be free, during the period of 120 days following the expiration of such time for exercise, to sell the Voting Securities specified in such Transfer Notice at a price not less than the Transfer Price and on terms no less favorable to the Investor or such Investor Related Party, as the case may be, than the other terms specified in such Transfer Notice. Such 120-day period shall be extended in order to comply with applicable laws and regulations so long as the parties are using all reasonable efforts to secure any approvals required in connection therewith. Voting Securities not so sold by the Investor or such Investor Related Party, as the case may be, within such period (or extended period) shall again become subject to the restrictions provided for in this Article III.


                                   ARTICLE IV

                  VOTING OF SECURITIES; CORPORATE RESTRICTIONS

            SECTION 4.1. VOTING OF SECURITIES. (a) Subject to Section 4.1(b) and to the rights of the Investor and its directors nominated under Article VI, during the Standstill Period, the Investor will not, and will cause the Investor Related Parties not to, (A) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) in opposition to the Board of Directors of the Company (PROVIDED that (i) the Investor or any of the Investor Related Parties may vote against any nominee for director of the Company as to whom proxies are not being solicited by the Board of Directors of the Company, (ii) (A) any Investor Related Party that is engaged in financial services activities (other than insurance) may vote Voting Securities so long as such Investor Related Party does not have voting discretion over such Voting Securities and (B) any employee benefit or other plan administered by any Investor Related Party in the ordinary course of its business may vote Voting Securities if the decisions with respect thereto are made by independent trustees and (iii) neither the Investor nor any of the Investor Related Parties shall he deemed a "participant" for purposes of this
Section 4.1(a) solely by reason of the membership of its designees on the Board of Directors of the Company as provided in Article VI), (B) call or seek to call any special meeting of the Company's stockholders for any reason whatsoever, (C) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities other than an arrangement or agreement among the Investor, the Investor Related Parties and any of the Investor's other Affiliates to which Voting Securities have been transferred pursuant to Section 3.2(iii) or (D) form or join a group for the purpose of acquiring, holding, voting or disposing of Voting Securities, other than a group consisting only of the Investor, the Investor Related Parties and any of the Investor's other Affiliates to which Voting Securities have been transferred pursuant to Section 3.2(iii).

            Subject to Section 4.1(b), during the Standstill Period the Investor will, and will cause the Investor Related Parties to, vote all Voting Securities owned, directly or indirectly, by any of them, at the option of the Board of Directors of the Company upon reasonable prior notice to the Investor, either in accordance with the recommendation of the Company's Board of Directors or in the same proportion as the holders of Voting Securities who are not affiliated with either the Company or the Investor, with respect to all matters properly presented for a vote of the holders of Voting Securities, other than those that relate to:

            (i) (A) any merger, consolidation or other business combination involving the Company, Equitable or any Significant Subsidiary, (B) any sale, lease, transfer or other disposition in one transaction or a series of transactions of all or substantially all the assets of the Company, Equitable or any Significant

      Subsidiary, (C) any recapitalization or similar transaction or series of transactions involving the Company, Equitable or any Significant Subsidiary or (D) any dissolution or complete or partial liquidation of the Company, Equitable or any Significant Subsidiary;

           (ii) the approval of any amendment to the Company's Certificate of Incorporation or By-laws;

          (iii) any matter, at any time when the Investor or any of the Investor Related Parties may acquire Voting Securities without regard to the Standstill Amount pursuant to Section 2.2(a)(ii); and

           (iv) any matter that could result in any decrease in the percentage of the Total Voting Power represented by the aggregate Voting Power of all Voting Securities then owned, directly or indirectly, by the Investor and the Investor Related Parties (other than any issuance of Voting Securities or Convertible Securities permitted to be made without the prior consent of the Investor pursuant to Section 4.2(i)) or any matter (other than the election of directors) that in the good faith judgment of the Investor could adversely affect its interests as the principal stockholder of the Company.

            (b) The provisions of Section 4.1(a) shall automatically terminate and be of no further force and effect upon the earliest to occur of the following:

            (i) any reduction after the date of this Agreement in the rating of Equitable or EVLICO by A.M. Best & Co. or in the claims paying ability rating of Equitable or EVLICO by Standard & Poor's Corporation or in the financial strength rating of Equitable or EVLICO by Moody's Investors Service, Inc., to "B+" or below, "BBB+" or below or "Baal" or below, respectively (or to or below a comparable rating from any of such rating agencies in the event that said rating agency changes its rating designations);

           (ii) the Company experiences Financial Adjustments (as defined in
       Section 4.1(c));

          (iii) a new chief executive officer or chief operating officer of the Company or of Equitable (regardless of the actual title of such officer) is appointed after the date of this Agreement without the prior consent of the Investor;

           (iv) the percentage of the Total Voting Power represented by the aggregate Voting Power of all Voting Securities then owned, directly or indirectly, by the Investor and the Investor Related Parties (other than any Voting Securities acquired in violation of this Agreement or acquired pursuant to Section 2.2(a)(v)) is greater than 50%; or

            (v) regardless of any other remedies the Investor may have, after a covenant or agreement of the Company contained in the Investment Agreement has been breached in any material respect, (x) if such breach was not inadvertent, the date on which the Investor gives notice of such breach to the Company or (y) if such breach was inadvertent, the date on which 30 days have passed after the giving of such notice without the Company having cured such breach.

             (c) (i) For purposes of Section 4.1(b)(ii), the Company shall be deemed to experience "Financial Adjustments" if:

             (x) the Company reports on its income statements (1) for each of two consecutive fiscal quarters of the Company that each end in the calendar year 1992, a Pre-Tax Operating Loss (as defined in Section 4.1(c)(ii)) that, on a cumulative basis for such two fiscal quarters, exceeds $40,000,000, (2) for each of the two consecutive fiscal quarters of the Company ending on March 31, 1993, a Pre-Tax Operating Loss that, for the fiscal quarter ending on December 31, 1992, exceeds $20,000,000, or (3) for each of two consecutive fiscal quarters of the Company ending on or after June 30, 1993, a Pre-Tax Operating Loss;

             (y) the Company reports on its balance sheet for any fiscal quarter of the Company ending on or after December 31, 1992, that its consolidated stockholders' equity is less than 90% of its consolidated stockholders' equity as at the end of its year-earlier fiscal quarter;

             (z) Equitable, EVLICO and The Equitable of Colorado, Inc. report on a combined, statutory basis that for (1) any two consecutive fiscal quarters commencing on October 1, 1991, or any later date and ending on or prior to the Plan Effective Date or (2) any single fiscal quarter ending after the Plan Effective Date, (A) aggregate surrenders for individual insurance products exceeded $647,000,000 per fiscal quarter for any fiscal quarter ending in 1991, $638,000,000 per fiscal quarter for any fiscal quarter ending in 1992, $656,000,000 per fiscal quarter for any fiscal quarter ending in 1993 and $666,000,000 per fiscal quarter for any fiscal quarter ending in 1994 (for the purpose of this clause (A), classification of products as individual insurance products and determination of the amount of surrenders of individual insurance products shall be made in a manner consistent with such classification and determination of actual surrenders for individual insurance products for the year ended December 31, 1990, as reported in the "Total Individual Insurance Products After Coinsurance" table of the Company's 5-year plan (1991-1995) dated as of March 1, 1991) or (B) net increases in policy loan balances in excess of $60,000,000 per fiscal quarter (excluding policy loan balances relating to Aspen policies issued by The Equitable of Colorado, Inc. to the extent that proceeds of any such policy loans are used, as specifically contemplated and permitted by the terms of such policies, solely for the payment of premiums on such policies to The Equitable of Colorado, Inc.).

           (ii) For purposes of Section 4.1(c)(i)(x), "Pre-Tax Operating Loss" for any fiscal quarter means the amount equal to (x) the sum of the Company's consolidated earnings or loss from continuing operations before Federal income taxes for such fiscal quarter plus the aggregate pre-tax amounts for discontinued operations and extraordinary items for such fiscal quarter, in each case determined in accordance with GAAP (on a pro forma basis with respect to any fiscal quarter ending prior to the Plan Effective Date), minus (y) the Pre-Tax Return Amount (as defined in Section 4.1(c)(v)) for such fiscal quarter. A Pre-Tax Operating Loss shall be deemed to exist only if the result of the foregoing calculation represents a loss. For the avoidance of doubt, if the result of the calculation described in clause (x) represents a loss, the effect of the subtraction of the amount described in clause (y) shall be to increase the amount of the loss. The foregoing calculation shall in each case be made

            (1) without giving effect to any reduction in the amount as of the end of the immediately preceding fiscal quarter of any asset valuation allowance or reserve which has been established for any asset or assets (each an "Asset Valuation Allowance") in the consolidated financial statements of the Company prepared in accordance with GAAP (on a pro forma basis with respect to any fiscal quarter ending prior to the Plan Effective Date) other than any such reduction that either (w) is related to assets of the GIC Segment (as hereinafter defined), to the extent that allowances for estimated future losses on the GIC Segment are correspondingly increased as a result of such reduction or such reduction reduces the amount of actual losses incurred from the operations of the GIC Segment during such fiscal quarter and as a result reduces the amount of any reduction given effect to pursuant to paragraph (3) below with respect to such fiscal quarter; PROVIDED in any case that if such reduction is the result of a revaluation of an asset, such revaluation must have been approved by the Board of Directors of the Company (or, prior to the Plan Effective Date, by the Board of Directors of Equitable),
      (x) is related to any loss recognized in accordance with GAAP (on a pro forma basis prior to the Plan Effective Date) in such fiscal quarter with respect to any asset in respect of which an Asset Valuation Allowance has been previously established, other than any asset of the GIC Segment; PROVIDED that the amount of the reduction in the Asset Valuation Allowance with respect to such asset given effect to pursuant to this clause (x) shall not exceed the amount of such loss, (y) results from changes in discount rates or exit capitalization rates for mortgage loans and real estate owned, directly or indirectly, in respect of which an Asset Valuation Allowance has been previously established, other than mortgage loans and real estate of the GIC Segment; PROVIDED that any such reduction described in this clause (y), in any case or in the aggregate, shall be deemed for purposes of this paragraph (1) not to exceed in any fiscal quarter the lesser of (A) $10,000,000 or (B) the aggregate amount of additional asset valuation allowances for continuing operations taken in such fiscal quarter or (z) results from the revaluation of assets, other than as described in clause (y), in respect of which an Asset Valuation Allowance has been previously established, other than assets of the GIC Segment; PROVIDED that any such reduction described in this clause (z), in any case or in the aggregate, shall be deemed for purposes of this paragraph (1) not to exceed in any fiscal quarter the aggregate amount of additional asset valuation allowances for continuing operations taken in such fiscal quarter, less the amount of any reduction described in clause (y) with respect to such fiscal quarter; PROVIDED FURTHER that any such change or revaluation referred to in clause (y) or
      (z) is effected in accordance with GAAP and with the Company's standard accounting policies and is described in writing to the Investor in reasonable detail with respect to the assets being revalued;

            (2) without giving effect to any adjustment to the amount of Deferred Acquisition Costs which may result from (a) any reduction in an Asset Valuation Allowance or (b) any adjustment to the Closed Block (as defined in Exhibit 2 to the Investment Agreement) (for purposes of this paragraph (2), "Deferred Acquisition Costs" means the amount so reported in Equitable's or the Company's, as the case may be, financial statements, determined in accordance with GAAP applied in a manner consistent with that used in the financial statements of Equitable referred to in the first sentence of Section 4.1(c)(iv));

            (3) without giving effect to any reduction in the allowances (as such allowances may exist from time to time) for estimated future losses on its discontinued Guaranteed Interest Contract Segment (the "GIC Segment") recorded by Equitable or the Company, as the case may be, which are described in the financial statements of Equitable and its consolidated subsidiaries prepared in accordance with GAAP for stock life insurance companies on a pro forma basis as at and for the nine months ended September 30, 1991 (and which were as at December 31, 1991 equal to $375.0 million), except any such reduction in such allowances that is the result of and does not exceed actual losses incurred from the operations of the GIC Segment; and

            (4) without giving effect to any Transaction Expenses that are described in writing to the Investor in reasonable detail with respect to each such expense, except to the extent that the aggregate amount of all Transaction Expenses incurred after December 31, 1991 exceeds $104,500,000 (all such Transaction Expenses not given effect to in determining whether a Pre-Tax

      Operating Loss has occurred are herein referred to as "Excluded Expenses") (the adjustments referred to in the foregoing paragraphs (1), (2), (3) and (4) being referred to herein as the "Accounting Adjustments").

          (iii) For purposes of Section 4.1(c)(i)(y), the Company's consolidated stockholders' equity shall be determined in accordance with GAAP (on a pro forma basis with respect to any fiscal quarter ending prior to the Plan Effective
Date) but after applying the Accounting Adjustments with respect to each fiscal quarter during the one-year period over which the change in such stockholders' equity is then being measured and without giving effect to (x) any issuance of any class of the Company's capital stock on or after the Plan Effective Date (including but not limited to the issuance thereof upon the exchange or conversion of the Notes, the issuance of shares of the Convertible Preferred Stock, if any, and of the Other Preferred Stock, if any, in accordance with
Section 1.2 of the Investment Agreement, the issuance of Common Stock upon any conversion of the Convertible Preferred Stock, if any, and the IPO), other than to the extent that the cash received by the Company from the issuance of shares in the IPO is used (the "Cash-Out Amount") to pay cash or provide for policy credits to policyholders entitled to receive cash or policy credits in lieu of shares of Common Stock pursuant to the Plan (for this purpose, the aggregate amount of such cash and policy credits not to exceed $300,000,000), (y) any underwriters' commissions and out-of-pocket expenses related to any issuance referred to in clause (x) above or (z) the payment by the Company of any dividends on its capital stock. In addition, in determining the Company's consolidated stockholders' equity as at any date for purposes of Section 4.1(c)(i)(y), such consolidated stockholders' equity shall be reduced by the After-Tax Return Amount (as defined in Section 4.1(c)(v)) as at such date.

            (iv) All determinations of Financial Adjustments shall be made using the accounting principles to be used by Equitable in its consolidated balance sheet as at December 31, 1991, and its consolidated income statement for the year ended December 31, 1991, prepared in accordance with GAAP for stock life insurance companies on a pro forma basis, and no effect shall be given to any subsequent change in the accounting principles used by Equitable or the Company, whether such change is required by the Financial Accounting Standards Board or otherwise.

Equitable and the Company hereby confirm and agree that the foregoing accounting principles are the same as the accounting principles that were used by Equitable in its consolidated financial statements as at and for the nine months ended September 30, 1991, as included in Part 2 of the Policyholder Information Booklet as initially mailed by Equitable to its policyholders. Notwithstanding any other provision of this Agreement, any determination required to be made with respect to the Company under this Section 4.1(c) with respect to any fiscal quarter ending prior to the Plan Effective Date shall instead be made with respect to and on the basis of the financial statements of Equitable and its consolidated subsidiaries prepared in accordance with GAAP for stock life insurance companies on a pro forma basis. Promptly following the Plan Effective Date, the Company will deliver to the Investor a certificate of its chief financial officer as to whether the Company has experienced Financial Adjustments and setting forth in detail the calculations made in arriving at such determination. After the Plan Effective Date, the Company will, concurrently with its filings of Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC, deliver to the Investor a certificate of its chief financial officer as to whether the Company is experiencing Financial Adjustments and setting forth in detail the calculations made in arriving at such determination. Each such certificate relating to Equitable's or the Company's year-end results will be accompanied by a report of Equitable's or the Company's, as the case may be, independent public accountants certifying the calculations made in arriving at such determination.

            (v) As used herein, the "Pre-Tax Return Amount" for any fiscal quarter shall mean an amount equal to 7.5% per annum on the Adjusted New Capital Amount (as hereinafter defined) as at the first day of such fiscal quarter, calculated from and including the first day of such fiscal quarter to but excluding the last day of such fiscal quarter, plus, with respect to any portion of the New Capital Amount (as hereinafter defined) acquired by the Company after the first day of such fiscal quarter, an amount equal to 7.5% per annum on such portion, calculated from and including the date the Company acquired such portion to but excluding the last day of such fiscal quarter. The "After-Tax Return Amount" as at any date shall mean an amount equal to 5% per annum, compounded annually, on the New Capital Amount at such date, calculated from and including the Plan Effective Date (or, with respect to any portion of the New Capital Amount acquired by the Company after the Plan Effective Date, from and including the date the Company acquired such portion) to but excluding such date. The "New Capital Amount" as at any date shall mean an amount equal to (a) the aggregate amount as of that date of consideration received by the Company on or after the Plan Effective Date from any issuance of any capital stock of the Company, after deducting any underwriters' commissions and out-of-pocket expenses in connection with such issuance (other than any such expenses paid by the underwriters or by any other unaffiliated party), minus (b) (1) the amount of any Excluded Expenses, other than any underwriters' commissions and out-of-pocket expenses deducted pursuant to subclause (a) of this sentence, (2) the aggregate amount of the proceeds of the IPO used to pay or provide for the Cash-Out Amount and (3) the amount of any cash dividends paid by the Company on its capital stock. For the avoidance of doubt, the $1 billion principal amount of the Notes, as well as any consideration received from the Investor in respect of the issuance of any other shares of Common Stock and the amount received upon the sale of shares of Common Stock in the IPO, shall be deemed consideration received by the Company for purposes of calculation of the New Capital Amount. The "Adjusted New Capital Amount" as at any date shall mean an amount equal to the New Capital Amount as at such date increased by an amount equal to 5% per annum, compounded annually, on such New Capital Amount, calculated from and including the Plan Effective Date (or, with respect to any portion of such New Capital Amount received by the Company after the Plan Effective Date, from and including the date the Company received such portion), to but excluding the date as at which the Adjusted New Capital Amount is being determined.

            SECTION 4.2. CORPORATE RESTRICTIONS. Until the completion of the first annual meeting of the stockholders of the Company after the end of the Standstill Period, the Company will not, and will cause its Subsidiaries not to, take or authorize or agree to take any of the following actions, without the prior consent of the Investor (which consent the Company will seek at least 20 days prior to the proposed date of any such action):

            (i) issue or sell any Voting Securities or Convertible Securities, or any shares of any other class or series of capital stock that has the right to vote, either together with the Common Stock or sepa-rately as a class, on any matter (other than such right to vote on such matters as are expressly required by the General Corporation Law of the State of Delaware), other than (w) Common Stock issuable upon the conversion, exchange or exercise of Convertible Securities previously issued pursuant to clause (x) or (y) below or with the prior consent of the Investor, (x) Common Stock or Convertible Securities issuable to directors, officers, employees or insurance agents of the Company or any of its Subsidiaries pursuant to any employee benefit plan established with the prior consent of the Investor (PROVIDED that the Investor shall not be deemed to have consented to the establishment of any such plan (A) if such plan is materially amended without the prior consent of the Investor, (B) solely by reason of any vote cast by the Investor or any of the Investor Related Parties pursuant to Section 4.1(a) or (C) solely by reason of any reference to such plan in the Plan) so long as no Voting Securities other than Common Stock are issuable upon conversion, exchange or exercise of such Convertible Securities, (y) Common Stock or Convertible Securities (including Convertible Preferred Stock and any convertible debentures exchanged therefor) to be issued pursuant to the Plan, to policyholders of Equitable, pursuant to Section 1.2 of the Investment Agreement or in exchange for Other Debt Securities as contemplated by Section 4.11(a) of the Investment Agreement or Common Stock to be issued in the IPO as permitted by Section 4.11(b) of the Investment Agreement and (z) an amount of Common Stock such that (A) the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses) of all such common Stock does not exceed (B) the excess, if any, of $200,000,000 over the aggregate offering price (before deduction of underwriting discounts or commissions and expenses) of any shares of Common Stock issued in the IPO pursuant to clause (z) of Section 4.11(b) of the Investment Agreement;

            (ii) merge or consolidate with any other person (other than the Company or any wholly owned Subsidiary of the Company; PROVIDED that if the Company is a party to any merger or consolidation, it shall be the surviving corporation) or sell, lease, pledge, mortgage, transfer or otherwise dispose of (whether by bulk reinsurance or otherwise, but other than to the

      Company or any wholly owned Subsidiary of the Company) (x) in the case of the Company or any Significant Subsidiary, all or any substantial portion of its assets, properties or business or any significant business segment or (y) in the case of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice, any asset, property, business or business segment that is material, in any case or in the aggregate, to the Company and its Subsidiaries, considered as A whole; PROVIDED, HOWEVER, that this paragraph (ii) shall not prohibit any merger, consolidation, sale, lease, pledge, mortgage, transfer or disposition between Alliance L.P. and any of its wholly owned Subsidiaries or between any wholly owned Subsidiaries of Alliance L.P.;

            (iii) issue or sell any securities of any Significant Subsidiary of the Company having the power to vote, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency, other than (x) to the Company or one or more of the Significant Subsidiaries and (y) partnership interests in Alliance L.P., so long as, after such issuance or sale, the Company directly or indirectly (through one or more Significant Subsidiaries) continues to own the general partnership interest and more than 50% of the limited partnership interests in Alliance L.P.;

            (iv) other than as set forth in Schedule 4.2(a) to the Investment Agreement, (x) incur, create or assume any Indebtedness, other than, in the case of any Insurance Company, short-term Indebtedness incurred in the ordinary course of business consistent with past practice, Section 1307 Indebtedness and other Indebtedness that is nonrecourse to any assets of the Company or any of its Subsidiaries other than the separate accounts of any Insurance Company and, in the case of any Subsidiary of the Company that is not an Insurance Company, (A) Indebtedness incurred in the ordinary course of business consistent with past practice and (B) other Indebtedness not exceeding $200,000,000 (less any Basket Indebtedness (as defined in the Investment Agreement) incurred prior to the Plan Effective
      Date) in the aggregate for all such Subsidiaries or, (y) other than in the ordinary course of business consistent with past practice, create or assume any liabilities (contingent, or otherwise) that are material, in any case or in the aggregate, to the Company or to any Significant Subsidiary;

            (v) make any material change in the nature of the business of the Company, Equitable or any Significant Subsidiary or enter into or acquire any material new business;

           (vi) except for surplus relief reinsurance agreements entered into to provide surplus in amounts that do not exceed anticipated repayments of outstanding surplus relief plus any associated risk charges arising from existing surplus relief reinsurance agreements, enter into any reinsurance agreements for the purpose of obtaining surplus relief that, together with any agreements entered into pursuant to Section 4.2(k) of the Investment Agreement, provide more than an aggregate of $18,960,000 in surplus to the Insurance Companies;

            (vii) take any action which has the purpose or effect of imposing limitations on the legal rights to be enjoyed by the Investor or any of the Investor Related Parties as a stockholder of the Company, including any action which would impose restrictions based on the size of its security holdings, the business in which it is engaged, its citizenship or other considerations applicable to it and not to stockholders generally, or impeding the Investor's or any Investor Related Party's ability to acquire or transfer, in any manner after the Standstill Period and in any manner that does not breach Section 2.1 or Section 3.1, respectively, during the Standstill Period, Voting Securities or control of the Company or its Board of Directors, or to vote, in any manner after the Standstill Period or the termination of the provisions of Section 4.1(a) and in any manner that does not breach Section 4.1 during the Standstill Period, Voting Securities, or to effect any merger, consolidation or other business combination involving the Company or Equitable, including, without limiting the generality of the foregoing, through the adoption of any stockholder rights plan or any similar agreement or plan; or

            (viii) amend the Certificate or Articles of Incorporation or By-laws of the Company, Equitable or any other Significant Subsidiary.

            For purposes of this Section 4.2, "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, pledge, mortgage, security interest or other similar encumbrance on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (e) all Guarantees by such person of Indebtedness of others, (f) all capitalized lease obligations of such person and
(g) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances; PROVIDED that Indebtedness shall not include any insurance policies, annuity contracts, guaranteed interest contracts or funding agreements (within the meaning of Section 3222 of the New York Insurance
Law). The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent that such Indebtedness is without recourse to such person.

            For purposes of this Section 4.2, "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness or any other person of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term

Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

            For purposes of this Section 4.2 the Company shall not be required to cause the following entities to comply with the covenants contained in this
Section 4.2:

            (i) any limited or general partnership in which neither the Company nor any of its Subsidiaries has as interest as a managing general partner;

           (ii) the Investment Management Vehicles; and

          (iii) any entity the equity securities of which are held by the Company or any of its Subsidiaries as an investment (or as a result of a foreclosure or restructuring in respect of an existing investment of the Company or its Subsidiaries) in the ordinary course of the investment of the General Account or in the ordinary course of the investment of assets by the Investment Management Vehicles.

            In the event the Company or its stockholders or any of its Subsidiaries takes any action not permitted by the terms of this Section 4.2 and, only if such action is inadvertent, the Company does not cure such action within 30 days after the Investor gives notice thereof to the Company, the Investor shall thereafter have the right to terminate this Agreement by giving notice of such termination to the Company.


                               ARTICLE V

                          REGISTRATION RIGHTS

            SECTION 5.1. REGISTRATION ON REQUEST. (a) Whenever the Company shall receive a request from the Investor that the Company file a registration statement under the Securities Act relating to the offering of Voting Securities by the Investor or any of the Investor Related Parties, specifying the Voting Securities then owned, directly or indirectly, by the Investor or such Investor Related Party which are requested to be covered by such registration statement, the Company shall file promptly such registration statement covering the Voting Securities requested by the Investor to be so covered; PROVIDED that the Company may delay such filing for a period not to exceed the lesser of 60 days or the period during which the following condition exists, if, in the good faith judgment of the general counsel of the Company, the Company would be required to include in such registration statement material business information which at that time cannot be publicly disclosed without material disruption of a major corporate development or transaction then pending or in progress that has previously been presented to the Company's Board of Directors or is then described in reasonable detail to the Investor; PROVIDED FURTHER that the Company shall not be obligated to file a registration statement relating to any registration request under this Section 5.1(a) within a period of nine months after either the IPO or the initial effective date of any other registration statement filed by the Company pursuant to this Section 5.1(a). The Company shall use its best efforts to cause such registration statement to become effective and to remain effective for the period specified by the Investor as required to permit the offering and sale by the Investor or such Investor Related Party, as the case may be, of the Voting Securities covered thereby (but not for more than six months from the effective date thereof).

            (b) Whenever the Company shall file a registration statement pursuant to Section 5.1(a) in connection with an underwritten offering by the Investor or such Investor Related Party, securities other than Voting Securities owned, directly or indirectly, by the Investor or such Investor Related Party may be included by the Company among the securities covered by such registration statement unless the managing underwriter, if any, of such offering shall have advised the Investor in writing that the inclusion of such other securities would adversely affect the successful marketing or the price of such offering.

            SECTION 5.2. INCIDENTAL REGISTRATION. Whenever the Company shall propose to file a registration statement (other than on Form S-4 or Form S-8 or any successor or similar form) under the Securities Act relating to any offering of Voting Securities or any other securities of the Company, the Company shall
(i) promptly give notice thereof to the Investor, advising the Investor of both the kind and amount of securities proposed by the Company to be so registered and of the Investor's right hereunder (subject to the proviso to this sentence) to have any or all Voting Securities then owned, directly or indirectly, by the Investor or any of the Investor Related Parties included among the securities to be covered by such registration statement and offering an opportunity for 30 days (or, in the case of a registration statement on Form S-3, for 20 days) from the date of such notice to request to have any or all of such Voting Securities so included, (ii) with reasonable promptness file such registration statement covering (subject to the proviso to this sentence) the Voting Securities timely requested by the Investor to be so included and
(iii) use its best efforts to cause such registration statement to become effective and to remain effective for the period specified by the Investor as required to permit the offering and sale by the Investor or such Investor Related Party, as the case may be, of the Voting Securities covered thereby (but not for more than six months from the effective date thereof); PROVIDED that, if the Investor shall have requested pursuant to this Section 5.2 that Voting Securities owned, directly or indirectly, by the Investor or such Investor Related Party be included among the securities covered by any such registration statement relating to an underwritten public offering of Voting Securities or Convertible Securities, (a) the Company may, to the extent necessary in the opinion of the managing underwriter of such offering to permit the successful distribution of all Voting Securities or Convertible Securities to be included in such offering, require the Investor or such Investor Related Party to reduce the number of Voting Securities proposed by the Investor to be so included (which reduction shall be in the same proportion as any similar reduction then imposed with respect to securities the Company then proposes to register (other than securities to be issued by the Company)), so as to permit, in the opinion of the managing underwriter, such successful distribution and (b) if any Voting Securities owned by the Investor or any Investor Related Party are thereafter included among the securities covered by such registration statement, the Investor or such Investor Related Party and the Company shall agree, if requested by such managing underwriter in order to facilitate the distribution of the Voting Securities or Convertible Securities proposed to be sold under such registration statement, not to sell any other Voting Securities (or Convertible Securities) in the public market for a period not to exceed 90 days after the effective date of such registration statement. Anything in this
Section 5.2 to the contrary notwithstanding, (A) if, at any time after giving notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the

Company shall determine for any reason not to register such securities, the Company may, at its election, give notice of such determination to the Investor and thereupon shall be relieved of its obligation to register any Voting Securities in connection with such registration and (B) if such registration involves an underwritten public offering of Voting Securities by the Company, the Investor or such Investor Related Party, as the case may be, must sell the Voting Securities proposed by the Investor to be registered that are of the same class or series of a class proposed by the Company to be registered to the underwriters selected by the Company at the same price as applies to the Company. If a registration requested pursuant to this Section 5.2 involves an underwritten public offering, the Investor may elect, by notice to the Company prior to the effective date of such registration statement, not to register Voting Securities previously proposed by the Investor to be registered under such registration statement.

            SECTION 5.3. REGISTRATION PROCEDURES. (a) All expenses of the Company (including without limitation Securities and Exchange Commission, National Association of Securities Dealers, Inc., stock exchange and Blue Sky filing and listing fees, attorneys' fees and disbursements, accountants' fees and disbursements, printing costs and messenger and delivery expenses) and all out-of-pocket expenses of the Investor or any of the Investor Related Parties (other than the fees and disbursements of counsel to the Investor or such Investor Related Party, as the case may be, which shall be paid by the Investor) incurred in connection with any registration undertaken by the Company pursuant to Section 5.2 or any of the first five registrations undertaken by the Company pursuant to Section 5.1(a) (each a "Free Registration") shall be paid by the Company; PROVIDED that the underwriting commissions and discounts, if any, applicable to Voting Securities owned, directly or indirectly, by the Investor or such Investor Related Party, as the case may be, and included in any such registration shall be borne by the Investor or such Investor Related Party, as the case may be; PROVIDED FURTHER that with respect to each registration pursuant to Section 5.1(a) other than a Free Registration, the Investor shall reimburse the Company for all reasonable out-of-pocket expenses of the Company incurred in connection therewith (including without limitation Securities and Exchange Commission, National Association of Securities Dealers, Inc., stock exchange and Blue Sky filing and listing fees, attorneys' fees and disbursements, accountants' fees and disbursements, printing costs and messenger and delivery expenses).

            (b) If requested by the underwriters for any underwritten offering by the Investor or any of the Investor Related Parties pursuant to any registration requested under Section 5.1(a), the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in form and substance to the Investor and to contain such representations and warranties by the Company and such other terms and provisions (including, without limitation, provisions for indemnification of such underwriters by the Company) as are customarily contained in such underwriting agreements. The Investor or such Investor Related Party, as the case may be, shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of the Investor or such Investor Related Party, as the case may be, and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Investor or such Investor Related Party, as the case may be. Whenever a registration requested pursuant to Section 5.1(a) is for an underwritten offering, the Investor will select the managing underwriter to administer such offering after consultation with the Company and subject to the approval of the Company, which approval shall not be unreasonably withheld.

            (c) Whenever the Company shall file a registration statement pursuant to Section 5.1(a) or include any Voting Securities among the securities covered by a registration statement pursuant to Section 5.2, the Company shall
(i) thereafter, for such period of time as shall be required in connection with the transactions contemplated thereby and permitted by applicable rules, regulations and administrative practice (but not for more than six months from the effective date thereof), file such post-effective amendments and supplements to such registration statement as shall be necessary so that neither such registration statement nor any related prospectus shall contain any material misstatement or omission relative to the Company or any of its Subsidiaries or any of their respective assets or liabilities or their respective businesses or affairs and so that such registration statement and prospectus will otherwise comply with all applicable legal requirements, (ii) furnish to the Investor such number of copies of such registration statement and any related preliminary prospectus, prospectus, post-effective amendment or supplement (in each case including all exhibits thereto) as the Investor may reasonably request, (iii) take all action which may be necessary under the securities or Blue Sky laws of any state or foreign country, and as may be reasonably requested by the Investor, to permit the offering and sale of the Voting Securities owned, directly or indirectly, by the Investor or any of the Investor Related Parties and covered by such registration statement; PROVIDED that the Company shall not be required to consent to (x) general service of process or qualify generally to do business as a foreign corporation in any jurisdiction in which it is not then qualified to do business or (y) subject itself to taxation in any such jurisdiction, (iv) use its best efforts to cause such Voting Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and its Subsidiaries to enable the Investor or such Investor Related Party, as the case may be, to consummate the disposition of such Voting Securities and (v) at the Investor's expense in connection with any registration statement referred to in Section 5.1(a), other than any Free Registration, and at the Company's expense otherwise, to furnish to the Investor an opinion from the Company's counsel and a "comfort" letter in customary form from the Company's independent public accountants, each addressed to the Investor or such Investor Related Party, as the case may be, and in such form and covering such matters as are customarily covered in opinions of issuer's counsel, and in accountants' letters delivered in similar circumstances, in underwritten public offerings of securities and as the Investor may reasonably specify in connection with such registration statement.

            (d) The Company covenants that it will (i) comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of any registration statement referred to in Section 5.1(a) or 5.2, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
(ii) use its best efforts to list the

Voting Securities covered by such registration statement on The New York Stock Exchange or, if Voting Securities of such class or series of a class are not then listed or admitted to trading thereon, on the principal national securities exchange on which such Voting Securities are then listed or admitted to trading or, if such Voting Securities are not then listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, and to provide a transfer agent and registrar for such Voting Securities not later than the effective date of such registration statement; (iii) promptly notify the Investor (A) of the time such registration statement becomes effective or when any amendment or supplement or prospectus forming a part of such registration statement has been filed, (B) of any request by the Securities and Exchange Commission for an amendment of or supplement to such registration statement or prospectus or for additional information, (C) after the Company shall have received notice or otherwise obtained knowledge thereof, of the issuance of any order by the Securities and Exchange Commission suspending the effectiveness of such registration statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose (and the Company will use its best efforts to prevent the issuance of any such stop order or to obtain its withdrawal promptly if such stop order should be issued) and (D) at any time when a prospectus is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Voting Securities such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, at the request of the Investor, promptly prepare and file with the Securities and Exchange Commission and make available to the Investor any such supplement or amendment (PROVIDED that the six-month periods referred to in the last sentence of Section 5.1(a) and clause (iii) of the first sentence of Section 5.2 shall be extended by the period from which the Company gives the notice specified in this clause (D) until such supplement or amendment is made available to the Investor); and (iv) make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other professional retained by the Investor or such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The investor agrees that information obtained by it as a result of such inspections which is deemed confidential shall not be used by it as the basis for any market transactions in securities of the Company unless and until such information is made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

            (e) Anything in this Agreement to the contrary notwithstanding, the Company shall not be obligated to file a registration statement pursuant to
Section 5.1(a) with respect to any Voting Securities or to include among the securities covered by a registration statement any Voting Securities requested to be so included pursuant to Section 5.2 unless the Investor shall have, on or prior to the second Business Day before the date of filing of such registration statement, furnished to the Company in writing all information with respect to the Investor or such Investor Related Party, as the case may be, such Voting Securities owned by the Investor or such Investor Related Party, as the case may be, and requested to be so included, the transaction or transactions which the Investor or such Investor Related Party, as the case may be, contemplates and each underwriter who will act for the Investor or such Investor Related Party, as the case may be, in connection therewith, which any law, rule or regulation requires to be disclosed therein. The Investor shall furnish promptly to the Company all information required to be disclosed in order to correct any misstatement or omission of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus, based upon any information previously supplied by the Investor to the Company.

             (f) The Company covenants that it will file the reports required to be filed by it under the Securities Act or the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor or such Investor Related Party, as the case may be, to sell Voting Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or, if applicable, Regulation S under the Securities Act, as such Rule or Regulation may be amended from time to time, or (ii) any other rule or regulation hereafter adopted by the Securities and Exchange Commission permitting the sale of securities without registration under the Securities Act. Upon the request of the Investor the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

            (g) Upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 5.3(d)(iii)(D), the Investor and any Investor Related Party will forthwith discontinue any dispositions of Voting Securities pursuant to the registration statement relating to such Voting Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by such Section and, if so directed by the Company, will use its reasonable efforts to deliver or cause to be delivered to the Company all copies, other than permanent file copies, then in the possession of the Investor and the Investor Related Parties of the prospectus relating to such Voting Securities current at the time of receipt of such notice.

            SECTION 5.4. SECURITIES ACT REGISTRATION STATEMENTS; COUNSEL AND ACCOUNTANTS; INDEMNIFICATION. (a) The Company covenants that it will not, and will not permit any of its Subsidiaries to, file any registration statement under the Securities Act unless it shall first have given notice thereof to the Investor. The Company further covenants that the Investor shall have the right
(i) prior to filing with the Securities and Exchange commission, to receive copies of such registration statement and any amendment thereof or supplement thereto and any prospectus forming a part thereof in a timely fashion to enable it to participate in the preparation of such registration statement, amendment, supplement or prospectus and to require the insertion therein of material, furnished in timely fashion in writing to the Company, which in the Investor's judgment should be included therein (PROVIDED that the Company shall not be required to insert such material in such registration statement if the Company shall furnish to the Investor an opinion of the Company's outside counsel to the effect that the omission of such material does not cause such registration statement to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading) and (ii) at the Investor's expense in connection with any registration statement referred to in Section 5.1(a) or 5.2, and at the Company's expense otherwise, to retain counsel, and at the Company's expense to retain independent public accountants (which at the Company's option may be the Company's independent public accountants) to assist the Investor in such participation. The Investor shall have the right to require the insertion in any registration statement filed by the Company or any of its Subsidiaries of language, in form and substance satisfactory to the Investor, to the effect that the holding by the Investor or such Investor Related Party, as the case may be, of any Voting Securities is not to be construed as a recommendation by the Investor or such Investor Related Party, as the case may be, of the investment quality of the securities of the Company or such Subsidiary and that such holding does not imply that the Investor or such Investor Related Party, as the case may be, will assist in meeting any future financial requirements of the Company or such Subsidiary

            (b) In connection with any registration statement filed by the Company or any of its Subsidiaries (including in connection with the IPO), the Company will indemnify, defend and hold harmless, to the extent permitted by law, the Investor, each Investor Related Party, if any, that owns securities covered by such registration statement and each of their respective officers, directors and agents and each person (as defined in Section 2(2) of the Securities Act), if any, who controls the Investor or such Investor Related Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any similar Federal statute then in force, against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or alleged untrue statement or such omission or alleged omission contained in information furnished in writing by the Investor expressly for use in such registration statement; PROVIDED, HOWEVER, that, in the case of any underwritten public offering where the Investor has selected the managing underwriter, the foregoing indemnity shall not apply with respect to any preliminary prospectus to the extent that any person asserting any such loss, claim, damage, liability or expense that purchased the securities offered pursuant to such preliminary prospectus did not receive a copy of the final prospectus at or prior to the confirmation of the sale of such securities to such person in any case where delivery of the final prospectus is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in such final prospectus. If, in connection with any such registration statement, the Investor shall furnish written information to the Company expressly for use in any such registration statement, the Investor will indemnify, defend and hold harmless, to the extent permitted by law, the Company and its directors, officers and agents against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such registration statement or prospectus or any preliminary prospectus or any amendment or supplement thereto necessary to make the statements therein not misleading, but only insofar as such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by the Investor expressly for use therein; PROVIDED, HOWEVER, that, in the case of any offering (other than an underwritten public offering where the Investor has selected the managing underwriter), the foregoing indemnity shall not apply with respect to any preliminary prospectus to the extent that any person asserting any such loss, claim, damage, liability or expense that purchased the securities offered pursuant to such preliminary prospectus did not receive a copy of the final prospectus at or prior to the confirmation of the sale of such securities to such person in any case where delivery of the final prospectus is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in such final prospectus. Any person entitled to indemnification under the provisions of this Section 5.4(b) shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; PROVIDED that the failure of any indemnified party to give notice as provided in this Agreement shall not relieve the indemnifying party of its obligations under this
Section 5.4(b), except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of such indemnifying party's election to assume the defense of such claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense of such claim; and, in any event, such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld). In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel in each relevant jurisdiction) for all parties indemnified by such indemnifying party under this Section 5.4(b) in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim. The indemnification provided in this Section 5.4(b) shall remain in full force and effect, regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of any Voting Securities being registered pursuant to Section 5.1(a) or 5.2.

            (c) If the indemnification provided for in Section 5.4(b) is due in accordance with its terms but is for any reason held by a court to be unavailable from the indemnifying party, on grounds of policy or otherwise, then the Company and the Investor shall contribute to the aggregate losses, claims, damages, liabilities and expenses to which the Company, on the one hand, and the Investor or an Investor Related Party, on the other, may be subject in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Investor or such Investor Related Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Investor or such Investor Related Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Company or by the Investor or such Investor Related Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this
Section 5.4 (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding sentences. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

            (d) Nothing contained in this Section 5.4 shall be deemed to give the Company the right to refuse to file any registration statement pursuant to
Section 5.1(a) or 5.2 or otherwise take any action required thereunder.

            SECTION 5.5. NO CONFLICTS; OTHER REGISTRATION RIGHTS. (a) The Company shall not enter into any agreement, contract orunderstanding, written or unwritten, inconsistent with any provision of this Article V.

            (b) The Company shall not grant any right of registration under the Securities Act relating to any of its securities to any person unless the Investor and the Investor Related Parties shall be entitled to have included in any such registration the Voting Securities owned by them pursuant to and in accordance with the terms of this Article V.

            SECTION 5.6. ASSIGNMENT OF REGISTRATION RIGHTS. The Investor may assign its rights under this Article V (other than its rights under Section 5.4(a), which the Investor shall not assign without the prior consent of the Company, which shall not be unreasonably withheld) to any person to whom the Investor or one of the Investor Related Parties sells or transfers any of the Voting Securities owned by it (other than a sale of Voting Securities pursuant to Rule 144 under the Securities Act or included in a registration pursuant to this Article V); PROVIDED, HOWEVER, that no assignment shall increase the number of Free Registrations otherwise required to be provided by the Company hereunder or increase, with respect to any registration statement filed by the Company, the number of counsel the fees and disbursements of which the Company would otherwise be obligated to reimburse to any person.


                               ARTICLE VI

                          BOARD REPRESENTATION

            SECTION 6.1. INVESTOR DESIGNEES. (a) Equitable hereby agrees that, at or prior to the First Closing, it will cause three vacancies to be created on its Board of Directors (by increasing the number of members of such Board or otherwise) and effective no later than the First Closing it will cause three persons designated by the Investor to be elected or appointed to such Board with an initial term expiring on December 31, 1992. One of such designees, in each case as designated by the Investor, shall, effective no later than the First Closing (or such later date as the Investor shall designate), be elected or appointed to the Audit Committee, the Executive Committee, the Finance Committee, the Insurance Committee, the Investment Committee and the Organization and Compensation Committee of such Board and any other Committee of such Board designated by the Investor (collectively, the "Committees").

            (b) (i) Equitable and the Company hereby agree that from and after the Second Closing the Investor shall be entitled from time to time to nominate that number of members of the Boards of Directors of each of Equitable and the Company (rounded to the next higher whole number (with respect to each such Board, the "Permitted Number")) as shall be determined for each such Board of Directors by multiplying the number of members constituting the entire Board of Directors by the Investor Percentage and Equitable and the Company will cause such persons so nominated by the Investor to be elected or appointed to such Board as soon as practicable. For purposes of this Article VI, "Investor Percentage" means the percentage of the Total Voting Power represented by the Voting Power of the aggregate Voting Securities then held by the Investor or any Investor Related Party; PROVIDED that, until the later of (a) if the notice to be given by the Investor referred to in the second sentence of Section 1.2(c)(ii) of the Investment Agreement has been timely given, the date that is six months after the Adjustment Date (or, if later, the date on which all the conditions referred to in the proviso to the third sentence of Section 1.2(c)(ii) of the Investment Agreement have been satisfied in full) and (b) the first annual meeting of the Company's stockholders after the Adjustment Date, the Investor Percentage shall for purposes of this Agreement be deemed to be 40% if the Investor Percentage would, prior to giving effect to this proviso, be less than 40%. In the event the Permitted Number with respect to any such Board at any time exceeds the number of nominees of the Investor serving on such Board, the investor shall be entitled to nominate a number of additional persons to serve as members of such Board such that, after such additional persons become members of such Board (whether through filling newly established board seats or otherwise), the number of Investor nominees then serving on such Board shall equal the Permitted Number, calculated as of such time. If at the time definitive proxy materials for any annual meeting of the stockholders of the Company are mailed to stockholders, the Permitted Number with respect to the Board of Directors of the Company is less than the number of nominees of the Investor then serving on the Board of Directors of the Company and such Permitted Number has been less than such number of nominees for the preceding 30 days or longer, then notwithstanding subsection (c)(i) below, the Company shall only be required to nominate for election to its Board of Directors such number of Investor nominees as shall then constitute such Permitted Number (or, if such Board of Directors is classified, that portion of such Permitted Number equal to such permitted Number divided by the number of classes (with the foregoing portion to be rounded to the next higher whole number)), and in addition the Investor shall cause a number of its nominees (if such Board of

Directors is classified, serving in classes other than the class then being elected) to resign from the Board of Directors of the Company and Equitable effective as of such annual meeting such that the Permitted Number shall thereafter equal the number of such nominees serving on such Board; PROVIDED that if, as the result of an issuance of Voting Securities by the Company within the 120-day period preceding the mailing of such proxy materials, the Permitted Number at the time of such mailing is less than the number of nominees then serving, the Company shall be required to nominate for election to its Board of Directors the full number of Investor nominees whose terms would otherwise end as of such annual meeting, and the Investor shall cause any necessary resignations to instead occur effective as of the date 120 days after such annual meeting if still necessary as of such time; PROVIDED FURTHER that in the event the Investor or any of the Investor Related Parties (other than those referred to in clause (iv) of the definition thereof) at any time have sold to third parties (other than to Affiliates pursuant to Section 3.2 (iii)) Voting Securities with aggregate Voting Power representing 1% or more of the Total Voting Power and the Permitted Number is then less than the number of nominees of the Investor then serving on the Board of Directors of Equitable or of the Company, as the case may be, the Investor shall within 10 Business Days thereafter cause a number of its nominees to resign from such Boards such that the Permitted Number with respect to each such Board shall thereafter equal the number of such nominees serving on such Board. Notwithstanding anything to the contrary in this paragraph (i), in the event the Permitted Number with respect to either the Board of Directors of the Company or the Board of Directors of Equitable constitutes a majority of the entire such Board, the Permitted Number with respect to such Board shall be deemed to be one less than such Permitted Number would be without giving effect to this sentence.

           (ii) From and after the Second Closing, the Investor shall be entitled from time to time to nominate the number of members of each of (x) the respective committees of the Boards of Directors of Equitable and of the Company and (y) the boards of directors and committees thereof of the Significant Subsidiaries (all such committees and boards of directors referred to in (x) and (y) are herein collectively called the "Other Boards") (in each case rounded to the next higher whole number (with respect to each such Other Board, the "Other Permitted

Number")), as shall be determined for each Other Board by multiplying the number of members constituting the entire such other Board by the Investor Percentage, and Equitable and the Company will cause such persons so nominated by the Investor to be elected or appointed to such Other Board as soon as practicable. In the event the Other Permitted Number with respect to any Other Board at any time exceeds the number of nominees of the Investor serving on such other Board, the Investor shall be entitled to nominate a number of additional persons to serve as members of such other Board such that, after such additional persons become members of such Other Board (whether through filling newly established board seats or otherwise), the number of Investor nominees then serving on such Other Board shall equal such Other Permitted Number, calculated as of such time. If at the time definitive proxy materials for any annual meeting of the stockholders of the Company are mailed to stockholders, the Other Permitted Number with respect to any Other Board is less than the number of nominees of the Investor then serving on such Other Board, and such Other Permitted Number has been less than such number of nominees for the preceding 30 days or longer, the Investor shall cause a number of such nominees to resign from such Other Board effective as of such annual meeting such that such other Permitted Number shall thereafter equal the number of such nominees serving on such Other Board; PROVIDED that if, as the result of an issuance of Voting Securities within the 120-day period preceding the mailing of such proxy materials, the Other Permitted Number at the time of such mailing is less than the number of nominees then serving, the investor shall cause any necessary resignations to instead occur effective as of the date 120 days after such annual meeting if still necessary as of such time; PROVIDED, FURTHER that in the event the Investor or any of the Investor Related Parties (other than those referred to in clause (iv) of the definition thereof) at any time have sold to third parties (other than to Affiliates pursuant to Section 3.2(iii) Voting securities with aggregate Voting Power representing 1% or more of the Total Voting Power and the Permitted Number is then less than the number of nominees then serving any Other Board, the Investor shall within 10 Business Days thereafter cause a number of its nominees to resign from such Other Board such that the Permitted Number with respect to such Other Board shall thereafter equal the number of such nominees serving on such Other Board. Notwithstanding anything to the contrary in this paragraph
(ii), in the event the other Permitted Number with respect to any Other Board constitutes a majority of the entire such Other Board, the Other Permitted Number with respect to such Other Board shall be deemed to be one less than such Other Permitted Number would be without giving effect to this sentence.

            (c) Equitable and the Company shall use their best efforts to cause all persons nominated by the Investor pursuant to the provisions of this Agreement to be elected at any meeting of policyholders or stockholders held for the purpose of electing directors. Without limiting the foregoing, such persons shall be included in the list of candidates nominated by the Board of Directors for such election, and Equitable and the Company shall solicit votes in favor of such persons in the solicitation materials sent to policyholders or stockholders and shall vote or cause to be voted all shares held by them or which they otherwise have power to vote or direct the voting of in favor of such persons. If, in connection with any such election, any persons nominated by the Investor are to be put into one of several classes of directors, such persons shall be distributed among the classes as evenly as possible, with any extra persons put into the class or classes that will result in the longest possible terms for such persons.

            (d) (i) Each nominee of the Investor referred to in section 6.1(a),
(b) or (c) shall serve on each Board of Directors, Committee or Other Board, as the case may be, to which such nominee is elected or appointed, until his successor is duly elected or appointed and qualified, or until his earlier death or resignation. In the event that any such nominee shall cease to serve as a director of Equitable or of the Company, as the case may be, or member of any such committee or other Board to which he has been elected or appointed for any reason (including without limitation the expiration of his term and his failure to be reelected) other than as a result of his resignation due to the limits set forth in Section 6.1(b), Equitable or the Company, as the case may be, shall cause the vacancy resulting thereby promptly to be filled by another nominee of the Investor.

           (ii) Equitable and the Company shall not be required to cause any person to be elected or appointed to either of their Boards of Directors or any Other Board who is then in their reasonable judgment legally ineligible to serve thereon. With respect to any legal requirements concerning the residency or citizenship of Directors, Equitable and the Company will use their best efforts to cause the members of such Boards of Directors or Other Boards other than Investor nominees to be persons with residency and citizenship such that the persons proposed to be designated by the Investor will not be ineligible to serve. Such best efforts will include but not be limited to causing any necessary resignations in order to accommodate the Investor's nominees. To the extent that any nominee is required to be a "member" of Equitable, Equitable will make reasonable and customary arrangements to cause such person to become a member (with the Investor, if necessary under law, to pay any costs of acquiring any necessary insurance policy).

            (e) Prior to the Second Closing Date, the Investor shall direct its nominees that are directors of Equitable to abstain from voting (at meetings of the Board of Directors of Equitable and committees thereof) on matters relating to the Plan.

            SECTION 6.2. OFFICERS' COMMITTEES. (a) At or prior to the First Closing, Equitable shall cause one person nominated by the Investor to be appointed to each standing officers' committee of Equitable, the Company and EVLICO (collectively, the "Officers' Committees") designated by the Investor. To the knowledge of the Company and Equitable, Exhibit A is a true and complete list of each such officers' Committee that is in existence on the date hereof and that held any meetings in the last twelve months. Except as otherwise provided by Section 6.2(b), the Investor shall after the First Closing be entitled to so nominate one person to each Officers' Committee.

            (b) From and after the Second Closing, the Investor shall be entitled from time to time to nominate that number of members of each of the Officers' Committees (rounded to the next higher whole number (with respect to each such Officers' Committee, the "OCP Number")) as shall be determined for each such Officers' Committee by multiplying the number of members constituting the entire officers' Committee by the Investor Percentage. In the event the OCP Number with respect to any such Officers' Committee at any time exceeds the number of nominees of the Investor serving on such Officers' Committee, the Investor shall be entitled to nominate a number of additional persons to serve as members of such Officers' Committee such that, after such additional persons become members of such Officers' Committee, the number of Investor nominees then serving on such Officers' Committee shall equal the OCP Number, calculated as of such time. Equitable and the Company will cause such additional persons so nominated by the Investor to be elected or appointed to such Officers' Committee as soon as practicable. If at the time definitive proxy materials for any annual meeting of the stockholders of the Company are mailed to stockholders, such OCP Number is less than the number of nominees of the Investor then serving on any such Officers' Committee, and such OCP Number has been less than such number of nominees for the preceding 30 days or longer, the Investor shall cause a number of such nominees to resign from such officers' Committee effective as of such annual meeting such that such OCP Number shall thereafter equal the number of such nominees serving on such Officers' Committee; PROVIDED that if, as the result of an issuance of Voting Securities within the 120-day period preceding the mailing of such proxy materials, the OCP Number at the time of such mailing is less than the number of nominees then serving, the Investor shall cause any resignations to instead occur effective as of the date 120 days after such annual meeting if still necessary as of such time; PROVIDED FURTHER that in the event the investor or any of the Investor Related Parties (other than those referred to in clause (iv) of the definition thereof) at any time have sold to third parties (other than to Affiliates pursuant to Section 3.2(iii)) Voting Securities with aggregate Voting Power representing 1% or more of the Total Voting Power and the OCP Number is then less than the number of nominees of the Investor then serving on any Officers' Committee, the Investor shall within 10 Business Days thereafter cause a number of its nominees to resign from such Officers' Committee such that the OCP Number with respect to such Officers' Committee shall thereafter equal the number of such nominees serving on such Officers' Committee. Notwithstanding anything to the contrary in this paragraph
(b), in the event the OCP Number with respect to any Officers' Committee constitutes a majority of the entire such Officers' Committee, the OCP Number with respect to such Officers' Committee shall be deemed to be one less than such OCP Number would be without giving effect to this sentence.

            SECTION 6.3. COMPANY DESIGNEES. The Investor hereby agrees that it will use its best efforts at or prior to the First Closing to cause Richard H. Jenrette to be appointed to the Board of Directors of the Investor as the "representant permanent" of Axa Assurances Vie Mutuelle, and will use its best efforts at or prior to the First

Closing to cause Joseph Melone to be appointed to the Board of Directors of Equity and Law PLC, in each case for the remaining term of office in respect of the vacancy filled by such person. Such persons shall serve in such capacity on such Boards until their respective successors are duly elected and qualified; or until their respective earlier deaths or resignations. The Investor will use its best efforts to cause such persons to be reelected at the end of their respective terms. This Section 6.3 shall terminate and be of no further force or effect on and after the Termination Date.


                              ARTICLE VII

                             MISCELLANEOUS

            SECTION 7.1.  TERMINATION.  (a)  Except as provided in
Section 7.1(b), this Agreement shall automatically terminate on the earliest of the following dates (the "Termination Date"):

            (i) September 19, 1994;

           (ii) the third anniversary of the date the Plan was adopted by the Board of Directors of Equitable in accordance with Section 7312(e);

          (iii) the date any person or group other than the Investor or any of its Affiliates acquires beneficial ownership of voting Securities with aggregate Voting Power representing 10% or more of the Total Voting Power;

           (iv) the date on which the Company enters into any agreement, agreement in principle or letter of intent, whether or not binding, with respect to (x) any merger, consolidation or other business combination involving the Company pursuant to which the percentage of the Total Voting Power immediately after the consummation thereof represented by the aggregate Voting Power of all Voting Securities that would then be owned, directly or indirectly, by the Investor and the Investor Related Parties (with references to the Company in the definition of the terms Total Voting Power, Voting Power and Voting Securities being deemed to be references to the surviving entity in such merger, consolidation or business combination) would be less than the percentage of the Total Voting Power immediately prior to the execution of such agreement, agreement in principle or letter of intent represented by the aggregate Voting Power of all Voting Securities then owned, directly or indirectly, by the Investor and the Investor Related Parties or (y) any sale of all or substantially all the Company's assets;

            (v) the first date after the Second Closing Date on which the percentage of the Total Voting Power represented by the aggregate Voting Power of all Voting Securities then owned, directly or indirectly, by the Investor and the Investor Related Parties is less than 10% (the "l0% Threshold Date") (it being understood that for purposes of this clause (v) only, Total Voting Power and Voting Power shall be determined as though all Convertible Securities, whether or not in-the-money, owned by the Investor or any Investor Related Party had been converted or exchanged, in accordance with their respective terms, into or for Voting Securities immediately prior to the time of determination):

           (vi) the date on which any person nominated by the Investor pursuant to Article VI to be elected or appointed as a director of the Company or any of its Subsidiaries or a member of any committee of the Board of Directors of the Company or of any of its subsidiaries or of any officers Committee, other than by reason of Section 6.1(d)(ii), (x) is not nominated for election, elected or appointed, as the case may be, as contemplated by Article VI or (y) is improperly removed or is prevented by the Company or any of its Subsidiaries from being such a director or sitting on any such committee or Officers' Committee in accordance with
      Article VI; and

          (vii) the earliest of (x) the date on which the Investor gives notice to the Company of termination of this Agreement as a result of any agreement or covenant of the Company contained in this Agreement or in the Cooperation Agreement having been breached in any material respect; PROVIDED that, if such breach is inadvertent and the Company cures such breach within 30 days of such date, such notice shall be deemed not to have been given for purposes of this clause (x), (y) the date on which the Investor is entitled to, and does, terminate this Agreement as specified in the last sentence of Section 4.2 and (z) the date on which the Investment Agreement is terminated in accordance with its terms.

            (b) In the event of termination of this Agreement pursuant to
Section 7.1(a), this Agreement shall, subject to the next sentence, thereafter become void and have no effect and no party hereto shall have any liability to the other party hereto in respect thereof, except as otherwise provided in the next succeeding sentence and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to the Termination Date. The provisions of Articles V and VI and Sections 2.3 and 4.2 shall survive the Termination Date until (i) in the case of Article V, the Company shall deliver to the Investor an opinion in form and substance satisfactory to the Investor of counsel satisfactory to the Investor to the effect that all Voting Securities, Convertible Preferred Stock, convertible debentures exchanged therefor and Other Preferred Stock (for purposes of this Section 7.1(b)(i), (A) each class or series of Voting Securities, (B) the Convertible Preferred Stock, (C) such convertible debentures and (D) the Other Preferred Stock are each referred to as a "Class of Securities") then owned, directly or indirectly, by the Investor and the Investor Related Parties may be sold in a single transaction pursuant to Rule 144 under the Securities Act; PROVIDED that if, after the Termination Date, the Investor and the investor Related Parties own, directly or indirectly, more than one Class of Securities, then the provisions of Article V shall survive the Termination Date with respect to each class of Securities until the Company shall deliver to the Investor an opinion in form and substance satisfactory to the Investor of counsel satisfactory to the Investor to the effect that all securities in such Class of Securities then owned, directly or indirectly, by the Investor and the Investor Related Parties (and notwithstanding ownership by the Investor or any Investor Related Party of any securities in any other Class of Securities which any of them in fact then own) may be sold in a single transaction pursuant to Rule 144 under the Securities Act, (ii) in the case of
Article VI, if the Investment Agreement has not been terminated in accordance with its terms, the completion of the first annual meeting of the stockholders of the Company after the end of the Standstill Period, and if the Investment Agreement has been so terminated, Article VI shall not survive the Termination Date and the Investor shall cause its nominees to forthwith resign, (iii) in the case of Section 2.3, the 10% Threshold Date and (iv) in the case of Section 4.2, the completion of the first annual meeting of the stockholders of the Company after the end of the Standstill Period.

            SECTION 7.2. LEGEND AND STOP TRANSFER ORDER. To assist in effectuating the provisions of this Agreement, the Investor consents and shall cause each of the Investor Related Parties that owns Voting Securities to consent:

            (a) to the placement of the following legend on all certificates representing Voting Securities hereafter owned, directly or indirectly, by the Investor or any of the Investor Related Parties until such time as such securities have been transferred pursuant to the requirements of
      Section 3.2(i), (ii), (iv), (v), (vi) or (vii) or, if earlier, the Termination Date:

            "The securities represented by this certificate are subject to the provisions of a Standstill and Registration Rights Agreement dated as of July 18, 1991, among The Equitable Companies Incorporated (the "Company"), The Equitable Life Assurance Society of the United States and AXA and may not be transferred except in accordance with such Agreement. Copies of such Agreement are on file at the office of the Corporate Secretary of the Company."

      Promptly following the acquisition of any Voting Securities not so legended by the Investor or any of the Investor Related Parties, the investor shall present or cause to be presented to the Company all certificates representing such Voting Securities for the placement of such legend thereon; and

      (b) to entry of a stop tansfer order with any transfer agent and registrar for Voting Securities against transfer of any Voting Securities except in compliance with the requirements of this Agreement.

            The Investor and the Investor Related Parties shall be entitled to receive new certificates representing any Voting Securities owned, directly or indirectly, by them without the foregoing legend promptly after the Termination Date.

            SECTION 7.3. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

            SECTION 7.4. SPECIFIC ENFORCEMENT. The Company, Equitable and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any of the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which it may be entitled by law or equity. Notwithstanding the foregoing, the Investor hereby agrees that it shall not be entitled to an injunction with respect to any breach of (or to enforce specifically) the Company's obligations set forth in Article VI with respect to the Investor's designees to the Boards of Directors of the Subsidiaries of the Company, with respect to which breaches the Investor's remedies shall be limited to termination of this Agreement in accordance with Section 7.1(a).

            SECTION 7.5.  ENTIRE AGREEMENT.  This Agreement, the
Investment Agreement and the Cooperation Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby.

            SECTION 7.6. NOTICES. Any notice, demand, election, request, consent or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon receipt. The addresses for such communications shall be:

            If to the Company:

            General Counsel
            The Equitable Companies Incorporated
            787 Seventh Avenue
            New York, N.Y. 10019

            Telecopy: (212) 554-1030

            If to Equitable:

            General Counsel
            The Equitable Life Assurance Society of the
              United States
            787 Seventh Avenue
            New York, N. Y. 10019
            Telecopy: (212) 554-1030
            in either case with a copy to:

                 Debevoise & Plimpton
                 875 Third Avenue
                 New York, N. Y. 10022
                 Telecopy: (212) 909-6836
                 Attention: Wolcott B. Dunham, Jr., Esq.

            If to the Investor:

                 Directeur General International
                 AXA
                 23, Avenue Matignon
                 75008 Paris, France
                 Telecopy: 011-331-40754839

            with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019
                  Telecopy: (212) 474-3700
                  Attention: George T. Lowy, Esq.

Any party hereto may from time to time change its address for communications under this Section 7.6 by giving at least 5 days' notice of such changed address to the other party hereto.

            SECTION 7.7. AMENDMENTS AND WAIVERS. This Agreement may not be amended, supplemented or discharged, and none of its provisions may be modified, except expressly by an instrument in writing signed by the party to be charged. In addition, in accordance with Section 1.10 of the By-laws of the Company, any such amendment of this Agreement shall not be effective unless approved by a majority of the entire Board of Directors of the Company. Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit of that provision. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            SECTION 7.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

            SECTION 7.9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. No party shall assign this Agreement or any rights hereunder except as provided in Section 3.2(iii) or 5.6, and the assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Sections 3.2(iii) and 5.6 and this
Section 7.9, no provision of this Agreement is intended to confer any right or remedy upon any person other than the parties hereto and the Investor Related Parties.

            SECTION 7.10. INTERPRETATION. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated or unless the context shall otherwise require. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 7.11. LEGAL PROCEEDINGS. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and any transaction contemplated hereby may be brought in the courts of the State of New York in the Borough of Manhattan or of the United States of America for the Southern District of New York, and the Investor hereby (i) agrees irrevocably to designate, appoint and empower Axa Re United States, with offices on the date hereof at 175 State Street, New York, New York 10004, to receive for and on its behalf service of process in the State of New York and (ii) agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            SECTION 7.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS, EXCEPT TO THE

EXTENT THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE IS MANDATORILY APPLICABLE TO THE SUBJECT MATTER OF ANY PROVISION OF THIS AGREEMENT.

            SECTION 7.13. EFFECTIVE TIME OF AGREEMENT. Articles I, VI and VII of this Agreement shall become effective as of the date of this Agreement upon execution of this Agreement by all the parties hereto. Articles II, III, IV and V of this Agreement shall automatically become effective in accordance with their respective terms at the Second Closing, without further action by the parties hereto.


            IN WITNESS WHEREOF, the Company, Equitable and the Investor have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

                             THE EQUITABLE COMPANIES
                                  INCORPORATED,

                                     by

                                       /s/ Richard H. Jenrette
                                       -----------------------------------
                                       Name: Richard H. Jenrette
                                       Title: Chairman

                          THE EQUITABLE LIFE ASSURANCE
                          SOCIETY OF THE UNITED STATES,

                                     by

                                       /s/ Richard H. Jenrette
                                       -----------------------------------
                                       Name: Richard H. Jenrette
                                       Title: Chairman and Chief
                                                Executive Officer



                                  AXA,

                                     by

                                       /s/ Claude Bebear
                                       -----------------------------------
                                       Name: Claude Bebear
                                       Title: President
                                              Directeur General

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

                                                               Exhibit A





                     EQUITABLE OFFICERS COMMITTEES

            The list of officers committees set forth below is based on a review of all Equitable Executive Announcements issued since 1986 and a survey of the Law Department Division Directors.

            a.  Investments Under Surveillance Committee
            b.  Committee on Benefit Plans
            c.  Allocation of Investments Committee
            d.  Sales Complaint Committee
            e.  Irregularities Review Committee
            f.  UL/IL Commission Tier Appeal Committee
            g.  Annuity Commission Review Committee
            h.  Committee for Annuity Separate Accounts of The Equitable
            i. Committee for Separate Account Numbers 20, 21 and 22 of The Equitable
            j.  Business Planning Task Force


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